                                  EXHIBIT 99.6

                    HISTORICAL AND PRO FORMA BALANCE SHEET,
                 INCOME STATEMENT, EARNINGS PER SHARE ANALYSIS
           FOR THE PERIODS ENDED DECEMBER 31, 1996, AND JUNE 30, 1997

PART I-Financial Information
This is the consolidated balance sheet for Southern Jersey Bancorp. All dollar amounts are in thousands.


                                                  6/30/97      6/30/96       12/31/96
                                                  -------      -------       --------
ASSET
  Cash and due from banks                          16,557       18,171         18,347
  Interest bearing deposits                             0            0              0
  Investment securities held to maturity           55,428       72,184         61,765
  Investment securities available for sale         39,203       42,736         34,904
  Market Value
       6-30-97    55,434
       6-30-96    71,875
      12-31-96    61,901
  Loan net of unearned income                     296,021      270,386        290,895
  Less:  Allowance for loan losses                  3,654        2,689          3,190
                                                  -------      -------        -------
Net Loans                                         292,367      267,697        297,695
                                                  -------      -------        -------
Federal funds sold                                 18,900        4,800         12,900
Bank premises and equipment - net                   6,064        6,274          6,214
Other assets                                       18,407        8,702          8,499
                                                  -------      -------        -------
Total Assets                                      446,926      420,554        430,324
                                                  =======      =======        =======
LIABILITIES

Deposits-interest bearing                         349,824      325,381        330,041
Non-interest bearing deposits                      50,203       32,738         55,343
                                                  -------      -------        -------
Total Deposits                                    388,027      378,149        355,384
Federal Funds Purchased                                 0            0              0
Other Liabilities                                   6,206        4,848          5,185
                                                  -------      -------        -------
Total Liabilities                                 405,233      382,967        390,573

Shareholder's Equity
 Common stock par value $1.67 per share
  Authorized 5,000,000 shares;
  Issued 1,275,000 shares                           2,129        2,129          2,129
 Surplus                                            2,260        2,223          2,260
 Undivided profits                                 41,341       37,075         39,236
                                                  -------      -------        -------
                                                   45,630       42,437         43,625
Less:  Treasury stock at cost
 188,769 Common Shares  6-30-97
 187,732 Common Shares  6-30-96
 190,196 Common Shares 12-31-96                     3,847        3,679          3,895
                                                  -------      -------        -------
                                                   41,783       37,749         39,729
Allowance for unrealized gain/losses
on Available for Sale Securities                      (90)        (151)            22
                                                  -------      -------        -------
Total Shareholders' Equity                         41,693       37,597         39,751
                                                  -------      -------        -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        446,926      420,554        430,324
                                                  =======      =======        =======

This is the consolidated statement of earnings sheet for Southern Jersey Bancorp. All dollar amounts are in thousands except for per share data.

                                                          Six Months             Second Qtr.
                                                             Ended                  Ended
                                                            June 30                June 30
                                                       ----------------        ---------------
                                                       1997        1996        1997       1996
                                                       ----        ----        ----       ----
INTEREST INCOME
Interest on securities:
  Taxable interest income                             2,242       2,773       1,154      1,464
  Tax-exempt interest income                            725         766         363        329
Interest and fees on loans                           12,762      10,321       6,548      5,411
Interest and interest bearing deposits                    0           0           0          0
Federal funds sold                                      550         583         270        190
Lease income                                              0         223           0          0
                                                     ------      ------       -----      -----
Total interest income                                16,279      14,674       8,335      7,394

INTEREST EXPENSE
  Interest on deposits
    Savings                                           2,748       2,694       1,561      1,555
Certificates of deposit $100,000
    and over                                          1,747       1,288         876        655
Fed Funds Purchased                                       0           0           0          0
    Other time deposits                               3,406       3,926       1,569      1,339
                                                                 ------       -----      -----
    Total interest expense                            7,901       7,108       4,006      3,549

NET INTEREST INCOME
  Provision for loan losses                           8,378       7,566       4,329      3,845
  Net Interest Income After                             660         615         315        315
    Provision for Loan Losses                        ------      ------       -----      -----
                                                      7,718       6,951       4,014      3,530

OTHER OPERATING INCOME
  Service charges on deposit accounts                   827         784         419        406
  Trust Department Income                               359         341         178        172
  Commissions, collection
  Charges and fees                                      192         216          58         98
  Investment security gains (losses)                      0           0           0          0
  Other Non-Interest Income                               2          42           2         42
                                                     ------      ------       -----      -----
  Total Other Operating Income                        1,380       1,363         697        716

OTHER OPERATING EXPENSES
  Salaries and wages                                  2,499       3,218       1,318      1,172
  Pension and other benefits                            580         573         279        321
  Occupancy and equipment                               890         799         507        426
  FDIC Assessments                                       67          48          34         24
  Postage, stationery and supplies                      242         117         103         50
  Professional Fees                                     215         240         103        134
  Other operating expenses                              909         720         423        386
                                                     ------      ------       -----      -----
  Total Other Operating Expenses                      5,301       4,715       2,767      2,513
  Income Before Income Taxes                          3,797       3,619       1,944      1,735
  Applicable Income Taxes                             1,140       1,050         540        600
                                                     ------      ------       -----      -----
  NET INCOME                                          2,657       2,569       1,404      1,135
                                                     ======      ======       =====      =====
  Earnings per Common Share                            2.45        2.36        1.30       1.04

                  SOUTHERN JERSEY BANCORP OF DELAWARE, INC.

         CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in Thousands)

                                                              Six Months Ended
                                                                   June 30
                                                              ----------------
                                                         1997                   1996
                                                         ----                   ----

Cash flow from operating activities

Net Income                                                2,657                 2,569
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Amortization of organization expenses                   0                     0
      Depreciation of premises and equipment                232                   213
      Net Loan charge offs                                 (196)                 (339)
      Provision of loan losses                              660                   615
      Premium Amortization net of discount accretion         78                    72
      Gain or (Loss) on sale of securities                    0                     0
      Gain on other real estate                               2                     0
      Gain on sale of bank premises and equipment             0                   (42)
  Increase in other assets                               (9,920)               (1,189)
  Increase/(decrease) in other liabilities                1,017                   684
  Increase/(decrease) in borrowed funds                       0                     0
                                                        -------               -------
Net cash provided by operating activities                (5,470)                2,589

Cash flows from investing activities
  Interest bearing deposits                                   0                     0
  Purchase of investment securities                     (11,823)              (14,282)
  Proceeds from sales of investment securities            5,463                     0
  Proceeds from maturities of investment securities       6,662                12,260
  Increase in loans                                      (5,136)              (38,217)
  Bank premises and equipment                                82                  (576)
  Proceeds from sale of bank premises and equipment          80                    42
  Proceeds from sale of other real estate                   312                   224
                                                        -------               -------
                                                         (3,360)              (40,549)

Net cash used for investing activities

Cash flows from financing activities
  (Decrease)/Increase in total deposits                  13,643                14,686
  Cash dividends                                           (652)                 (598)
  Purchase of Treasury stock                                (90)                  (75)
  Sale of Treasury stock                                    139                   137
                                                        -------               -------
Net Cash provided by financing activities                13,040                14,150

Net increase/(decrease) in cash and cash equivalents      4,210               (23,810)
Cash and equivalents at beginning of year                31,347                46,701
                                                        -------               -------
Cash and Cash equivalent at end of quarter               35,457                22,971
                                                        =======               =======
Supplementary Schedule of NonCash Investing
  and Financing Activities

Loans, Net of Chargeoffs transferred to Other
  Real Estate Owned:                                          0                    62


                  SOUTHERN JERSEY BANCORP OF DELAWARE, INC.

                        NOTES TO FINANCIAL STATEMENTS
                        SIX MONTHS ENDED JUNE 30, 1997


1) Principles of Consolidation: The consolidated financial statements reflect the account of Southern Jersey Bancorp of Delaware, Inc. and its subsidiary, The Farmers and Merchants National Bank of Bridgeton, after the elimination of all intercompany balances and transactions.

2) There have been no significant changes in the account policies of the registrant since December 31, 1996, the date of the most recent annual report to security holders, nor have there occurred events which have had a material impact on the disclosures herein.

3) The interim financial statements contained herein reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.

4) In accordance with Rule 10-01(b)(8), the Unaudited interim financial statements filed under cover of Form 10-Q for June 30, 1997, reflect adjustments that are of a normal recurring nature which are, in the opinion of Management, necessary to a fair statement of the results for the interim periods presented.

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.

                     HISTORICAL AND PROFORMA BALANCE SHEET

           FOR THE PERIODS ENDING DECEMBER 31, 1996 AND JUNE 30, 1997

                                 (IN THOUSANDS)

=====================================================================================
                                        ACTUAL     PROFORMA      ACTUAL      PROFORMA
     BALANCE SHEET DATA                 DEC-96      DEC-96       JUN-97       JUN-97
=====================================================================================
Interest earning assets
  Funds & interest bearing deposits     31,247      31,170       35,457      35,380
  Investments                           96,669      96,669       94,631      94,631
  Loans                                287,695     287,695      292,367     292,367
                                     ---------   ---------    ---------   ---------
Total interest earning assets          415,611     415,534      422,455     422,378
Other assets                            14,713      14,713       24,471      24,471
                                     ---------   ---------    ---------   ---------
  Total assets                         430,324     430,247      446,926     446,849
                                     =========   =========    =========   =========

Liabilities
  Deposits                             385,384     385,384      399,027     399,027
  Notes Payable                            -        13,000          -        13,000
  Other Liabilities                      5,189       5,189        6,206       6,206
                                     ---------   ---------    ---------   ---------
Total Liabilities                      390,573     403,573      405,233     418,233

Common Equity                           39,751      26,674       41,693      28,616
                                     ---------   ---------    ---------   ---------
  Total Liabilities and Equity         430,324     430,247      446,926     446,849
                                     =========   =========    =========   =========

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.

                HISTORICAL AND PROFORMA INCOME STATEMENT DATA

           FOR THE PERIODS ENDING DECEMBER 31, 1996 AND JUNE 30, 1997

                                 (IN THOUSANDS)

=====================================================================================
                                        ACTUAL     PROFORMA      ACTUAL      PROFORMA
     INCOME STATEMENT                   DEC-96      DEC-96       JUN-97       JUN-97
=====================================================================================
Net interest income                     15,520      14,220        8,378       7,728
Provision for possible loan losses       1,805       1,805          660         660
Other income:
  Service fees                           1,677       1,677          827         827
  Trust department income                  694         694          359         359
  Other                                    460         460          194         194
  Net investment securities gains          415         415          -             1
                                     ---------   ---------    ---------   ---------
Total other income                       3,246       3,246        1,380       1,381

Other expense:
  Salaries & wages                       5,598       5,598        3,079       3,079
  Occupancy & equipment                  1,777       1,778          890         890
  Other operating expenses               2,982       2,882        1,332       1,283
                                     ---------   ---------    ---------   ---------
Total other expense                     10,357      10,258        5,301       5,252
                                     ---------   ---------    ---------   ---------
Income before taxes                      6,604       5,403        3,797       3,197
Taxes                                    1,276       1,044        1,140         960
                                     ---------   ---------    ---------   ---------
Net income                               5,328       4,359        2,657       2,237

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.

              HISTORICAL AND PROFORMA PER SHARE SUMMARY ANALYSIS

           FOR THE PERIODS ENDING DECEMBER 31, 1996 AND JUNE 30, 1997

                                 (IN THOUSANDS)

=====================================================================================
                                    ACTUAL      PROFORMA      ACTUAL     PROFORMA
     PER SHARE DATA                 DEC-96      DEC-96        JUN-97     JUN-97
=====================================================================================
PER SHARE DATA
  Common Shares Outstanding          1,084,804   1,084,804    1,086,231   1,086,231
  Earnings Per Shares                    $4.91       $4.02        $2.45       $2.06
  Stockholders' Equity Per Share        $36,64      $24.59       $38.38      $26.34